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                                                        AmericasBank Corp.
                                                        Contact:  Mark H. Anders
                                                        Phone:    443-921-0804
                                                        Website:
                                                        www.americasbank.com


                 AMERICASBANK CORP. REPORTS THIRD QUARTER PROFIT


TOWSON, MD. (November 08, 2007) -- AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced financial results for the three and nine months ended September 30, 2007.

The Company reported net income for the third quarter of 2007 of $23,000, or $0.01 per basic and diluted common share, as compared with net loss of $(360,000), or $(0.14) per basic and diluted common share for the third quarter of 2006.

For the nine months ended September 30, 2007, the Company reported net income of $266,000 or $0.10 per basic and diluted common share, compared with a net loss of $(565,000) or $(0.25) per basic and diluted common share for the first nine months of last year.

"AmericasBank is six months into a significant expansion, we've been hiring top-notch staff, and we're also absorbing other costs inherent in our growth strategy - and yet we're still on the black side of the ledger and outperforming our pre-expansion results," said Mark H. Anders, President and CEO. "We are pleased to have numbers like these to report for the quarter and for the first nine months of 2007."

In May, AmericasBank announced its plan to expand into as many as three to five new communities in central Maryland by 2012 and to brand its banking centers separately as divisions of the Bank.

During the third quarter, the company began to demonstrate tangible progress with this strategy, as it opened Annapolis Community Bank on September 10 and rebranded the former AmericasBank in Towson as Towson Community Bank. The latter had its ribbon-cutting on October 23.

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"AmericasBank is now the parent of a family of community banking centers organized to look, act, and feel like independent local banks" Anders said. "We're devolving the big-bank experience for our customers and putting them in direct contact with decision makers in their own communities.

"Our small, independently-operated community banking centers can succeed by providing the personal service and common sense solutions not offered by big banks."

Total assets for the Company were $137,123,000 at September 30, 2007, up $40,807,000 or 42.4% from $96,316,000 at September 30, 2006. Loans and leases, net of allowance, increased by $42,172,000 or 53.8% to $120,568,000 at September 30, 2007, from $78,396,000 at September 30, 2006. During the nine months ended September 30, 2007, total assets increased by 26.8%, and loans and leases, net of the allowance increased 42.5%. Total deposits were $119,885,000 at September 30, 2007, compared to $91,585,000 at December 31, 2006, and $80,138,000 at
September 30, 2006.

Total interest revenue for the three months ended September 30, 2007, was $2,784,000, an increase of 60.1% over interest revenues of $1,739,000 for the three months ended September 30, 2006. Net interest income for the three months ended September 30, 2007, increased 49.2% to $1,380,000, compared to same period last year.

Total interest revenue for the nine months ended September 30, 2007, was $7,433,000, an increase of 70.8% over interest revenues of $4,352,000 for the nine months ended September 30, 2006. Net interest income for the nine months ended September 30, 2007, increased 60.2% to $3,750,000, compared to same period last year.

The net interest margin on earning assets improved slightly to 4.19% for the third quarter of 2007 from 4.12% for the third quarter of 2006. The net interest spread increased to 3.66% in the third quarter of 2007 from 3.45% in the third quarter of 2006. The net interest margin and net interest spread for the nine months ended September 30, 2007 was 4.24% and 3.66%, respectively, compared to 3.97% and 3.40%, respectively, for the nine months ended September 30, 2006.


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The provision for loan and lease losses was $126,000 for the three months ended
September 30, 2007, down $344,000 or 73.1% from $470,000 in the third quarter of 2006. In the third quarter of 2006, the bank took an extraordinary loan loss provision following a reassessment of the reserve factors used for certain loan classes and for specific nonperforming and other adversely risk-rated loans.

The allowance for loan and lease losses was 1.00% of loans and leases outstanding at September 30, 2007, compared to 1.20% at December 31, 2006 and 1.15% at September 30, 2006. The decline in the coverage of the allowance for loan and leases losses since December 31, 2006 is related to the partial charge-off of certain nonperforming loans from reserves established in earlier periods. Nonperforming assets to total assets declined to 0.52% at September 30, 2007 from 0.71% at December 31, 2006. The Company reported $19,000 in net charge-offs during the third quarter ending September 30, 2007. Net loan and lease charge-offs for the nine months ending September 30, 2007 were $149,000 or 0.15% of average loans and leases for the period.

Noninterest revenue for the three- and nine-months ended September 30, 2007, was $104,000 and $335,000 respectively, a 16.2% and 1.8% decrease over the same periods last year. Noninterest revenue is comprised mostly of mortgage banking gains and fees.

Noninterest expense was $1,333,000 and $3,475,000 for the three months and nine months ended September 30, 2007, an increase of 42.1% and 29.3% over the year-earlier periods. The increase in noninterest expense for the three- and nine-month periods is attributable to the Company's expansion. The company has increased its full time equivalent employees from 32 at September 30, 2006 to 47 at September 30, 2007. Most of the staff additions are related to the expansion of our community banking centers in Annapolis and Towson.

According to Anders, asset quality will be a focus for the Company for the balance of 2007 and 2008. "We have grown rapidly over the past couple of years and we have some asset concentrations related to the housing sector," Anders said. "We are concerned about the affects of a soft housing market and the prospects of declining property values. We now have the resources in place to expand our community banking franchise and are in a good position to diversify our lending and improve our core deposit base."

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ABOUT AMERICASBANK CORP.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

                     SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

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                                        AMERICASBANK CORP. AND SUBSIDIARY
                                        UNAUDITED SUMMARY FINANCIAL DATA


                                            ------------------------------------    ------------------------------------
                                            CONSOLIDATED STATEMENT OF OPERATIONS    CONSOLIDATED STATEMENT OF OPERATIONS
                                            ------------------------------------    ------------------------------------
                                                    THREE MONTHS ENDED                       NINE MONTHS ENDED
                                            ------------------------------------    ------------------------------------
                                                 9/30/2007        9/30/2006              9/30/2007       9/30/2006
                                            ------------------------------------    ------------------------------------
INCOME STATEMENT DATA:
  Interest revenue                             $    2,784,139    $  1,738,658         $   7,433,467     $   4,351,530
  Interest expense                                  1,404,602         813,784             3,683,914         2,011,248
                                            ------------------------------------    ------------------------------------
  Net interest income                               1,379,537         924,874             3,749,553         2,340,282
  Provision for loan and lease losses                 126,500         470,000               343,915           559,000
  Noninterest revenue                                 103,626         123,593               334,613           340,662
  Noninterest expenses                              1,333,411         938,262             3,474,592         2,686,462
                                            ------------------------------------    ------------------------------------
  Income (loss) before incomes taxes                   23,252        (359,795)              265,659          (564,518)
  Income taxes                                             --              --                    --                --
                                            ------------------------------------    ------------------------------------
  Net income (loss)                            $       23,252    $   (359,795)        $     265,659     $    (564,518)
                                            ====================================    ====================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per
   common share                               $          0.01    $      (0.14)        $        0.10     $       (0.25)
  Average shares outstanding, basic and
   diluted                                          2,654,202       2,654,202             2,654,202         2,231,446

PERFORMANCE RATIOS:
  Return on average assets                               0.07%          (1.55)%                0.29%            (0.93)%
  Return on average equity                               0.56%          (8.72)%                2.14%            (5.51)%
  Net interest margin                                    4.19%           4.12%                 4.24%              3.97%

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                                        AMERICASBANK CORP. AND SUBSIDIARY
                                        UNAUDITED SUMMARY FINANCIAL DATA

                                                                            COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                                                                             QUARTER ENDED
                                                                --------------------------------------------------------------------
                                                                  9/30/2007     6/30/2007    3/31/2007    12/31/2006    9/30/2006
                                                                --------------------------------------------------------------------
INCOME STATEMENT DATA:
  Interest revenue                                               $  2,784,139  $  2,481,771 $  2,167,557  $  2,062,426 $  1,738,658
  Interest expense                                                  1,404,602     1,235,241    1,044,071     1,006,550      813,784
                                                                --------------------------------------------------------------------
  Net interest income                                               1,379,537     1,246,530    1,123,486     1,055,876      924,874
  Provision for loan and lease losses                                 126,500        59,415      158,000        97,500      470,000
  Noninterest revenue                                                 103,626       139,099       91,888       128,352      123,593
  Noninterest expenses                                              1,333,411     1,203,168      938,013       953,044      938,262
                                                                --------------------------------------------------------------------
  Income (loss) before incomes taxes                                   23,252       123,046      119,361       133,684     (359,795)
  Income taxes                                                             --            --           --            --           --
                                                                --------------------------------------------------------------------
  Net income (loss)                                              $     23,252  $    123,046 $    119,361  $    133,684 $   (359,795)
                                                                ====================================================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per common share           $       0.01  $       0.05 $       0.04  $       0.05 $      (0.14)
  Tangible book value per common share at period end             $       6.10  $       6.06 $       6.00  $       5.94 $       5.88
  Average shares outstanding, basic and diluted                     2,654,202     2,654,202    2,654,202     2,654,202    2,654,202

BALANCE SHEET DATA:
  Total assets                                                   $137,123,484  $142,393,571 $113,838,480  $108,158,098 $ 96,316,169
  Total loans, net                                                120,567,905   106,335,050   96,116,533    84,586,933   78,396,299
  Total deposits                                                  119,884,757   125,219,231   97,130,397    91,584,537   80,138,125
  Stockholders' equity                                           $ 16,394,053  $ 16,312,565 $ 16,154,352  $ 15,992,396 $ 15,835,797

PERFORMANCE RATIOS:
  Net interest margin                                                    4.19%         4.22%        4.31%         4.14%        4.12%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                                          1.00%         1.03%        1.21%         1.20%        1.15%
  Non-performing loans to allowance for loan and lease
   losses                                                               58.01%        70.61%       52.72%        75.08%       68.01%
  Non-performing assets to total assets                                  0.52%         0.55%        0.55%         0.71%        0.65%
  Net chargeoffs (recoveries) to average loans                           0.02%         0.13%          --            --         0.01%

CAPITAL RATIOS:
  Total risk-based capital ratio                                        14.04%        15.17%       17.30%        21.63%       23.29%
  Tier I risk-based capital ratio                                       13.03%        14.16%       16.07%        20.38%       22.04%
  Tier I leverage capital ratio                                         12.14%        13.30%       14.73%        15.21%       17.05%
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